DRAFT: 11/03/2005                                                  Exhibit 4.11

              SEVENTH ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT



                             DATED 23RD MARCH, 2005




                         PERMANENT FINANCING (NO. 7) PLC
                                AS SEVENTH ISSUER


                                       AND


                             PERMANENT PECOH LIMITED
                     AS POST-ENFORCEMENT CALL OPTION HOLDER


                                       AND


                              THE BANK OF NEW YORK
                      AS SECURITY TRUSTEE AND NOTE TRUSTEE








                                 ALLEN & OVERY
                                ALLEN & OVERY LLP
                                     LONDON

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.  Interpretation.............................................................1
2.  Option.....................................................................1
3.  Consideration..............................................................2
4.  Acknowledgement............................................................2
5.  Notices....................................................................2
6.  Exclusion of Third Party Rights............................................3
7.  Counterparts...............................................................3
8.  Governing Law..............................................................3
9.  Submission to Jurisdiction.................................................3

Signatories....................................................................4





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THIS SEVENTH ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT is made on 23rd
March, 2005

BETWEEN:

(1) PERMANENT FINANCING (NO. 7) PLC (registered number 5330776), a public limited company incorporated under the laws of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SEVENTH ISSUER);

(2) PERMANENT PECOH LIMITED (registered number 4267666), a private limited company incorporated under the laws of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the POST-ENFORCEMENT CALL OPTION HOLDER);

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch office is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as the SECURITY TRUSTEE); and

(4) THE BANK OF NEW YORK, a New York banking corporation whose London branch office is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as the NOTE TRUSTEE).

IT IS HEREBY AGREED AS FOLLOWS:

1.     INTERPRETATION

       The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 23rd March, 2005, (as the same may be varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the seventh issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 23rd March, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the SEVENTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule.

2.     OPTION

2.1 In the event that the Seventh Issuer Security is enforced and, after payment of all other claims ranking in priority to the Class B Seventh Issuer Notes or the Class C Seventh Issuer Notes (as the case may be) under the Seventh Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Class B Seventh Issuer Notes or the Class C Seventh Issuer Notes (as the case may be) and all other claims ranking pari passu therewith, then the Class B Seventh Issuer Noteholders or the Class C Seventh Issuer Noteholders (as the case may be) shall, upon the Seventh Issuer Security having been enforced and realised to the maximum

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       possible extent as certified by the Security Trustee, be forthwith entitled to their respective shares of such remaining proceeds (as determined in accordance with the provisions of the Seventh Issuer Deed of Charge) and the date upon which payment to each Class B Seventh Issuer Noteholder or Class C Seventh Issuer Noteholder (as the case may be) is made shall be called the OPTION EXERCISE DATE.

2.2 The Note Trustee hereby grants, and the Seventh Issuer hereby acknowledges, an option (the OPTION), under which the Note Trustee has no personal liability, exercisable by the Post-Enforcement Call Option Holder (or by any designated subsidiary of the Post-Enforcement Call Option Holder, to be designated by notice from the Post-Enforcement Call Option Holder to the Note Trustee and the Security Trustee at the discretion of the Post-Enforcement Call Option Holder (the DESIGNATED SUBSIDIARY)) permitting the Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Relevant Seventh Issuer Notes (as defined below) outstanding as at the Option Exercise Date, together with accrued interest thereon (RELEVANT SEVENTH ISSUER NOTES being for the purposes of this Agreement, all the Class B Seventh Issuer Notes and all the Class C Seventh Issuer Notes).

2.3 The Option shall be exercised by the Post-Enforcement Call Option Holder (or the Designated Subsidiary) by notice from the Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee, the Security Trustee and the Seventh Issuer Noteholders in accordance with Condition 15.

3.     CONSIDERATION

       The Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Seventh Issuer Noteholders in respect of the exercise of the Option, the sum of one pence sterling, one euro cent or one dollar cent (as appropriate) in respect of each Class B Seventh Issuer Note and each Class C Seventh Issuer Note then outstanding.

4.     ACKNOWLEDGEMENT

       Each of the Security Trustee and Note Trustee acknowledges that the Class B Seventh Issuer Notes and the Class C Seventh Issuer Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Seventh Issuer Noteholders or any other person. In accordance with the Conditions, each of the relevant Seventh Issuer Noteholders, by subscribing for or purchasing the Class B Seventh Issuer Notes or the Class C Seventh Issuer Notes (as the case may be), shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

5.     NOTICES

       Save as otherwise provided herein, any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

(a) in the case of the Seventh Issuer to: Permanent Financing (No. 7) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44
       (0)20 7556 0975) for the

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       attention of the Secretary with a copy to HBOS Treasury Services plc, 33
       Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

(b) in the case of the Post-Enforcement Call Option Holder to: Permanent PECOH Limited, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0)20 7556 0975) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

(c) in the case of the Security Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0)20 7964 6399) for the attention of Global Structured Finance - Corporate Trust; and

(d) in the case of the Note Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0)20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 5.

6.     EXCLUSION OF THIRD PARTY RIGHTS

       A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

7.     COUNTERPARTS

       This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

8.     GOVERNING LAW

       This Agreement shall be governed by, and construed in accordance with, English law.

9.     SUBMISSION TO JURISDICTION

       Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first before written.

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                                   SIGNATORIES

SEVENTH ISSUER

SIGNED by                                         )
for and on behalf of                              )
PERMANENT FINANCING (NO. 7) PLC                   ) ............................


POST-ENFORCEMENT CALL OPTION HOLDER

SIGNED by                                         )
for and on behalf of                              )
PERMANENT PECOH LIMITED                           ) ............................

SECURITY TRUSTEE

SIGNED by                                          )
for and on behalf of                               )
THE BANK OF NEW YORK                               )............................

NOTE TRUSTEE

SIGNED by                                           )
for and on behalf of                                )
THE BANK OF NEW YORK                                )...........................

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